Exhibit 10 (h)


















                                 BERGEN BRUNSWIG

                              AMENDED AND RESTATED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           (As Of September 24, 1998)

                               EXH 10(h) - Page 55
                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

ARTICLE I PLAN HISTORY...................................................1

ARTICLE II DEFINITIONS...................................................2

         2.1          "Accrued Benefit"..................................2
         2.2          "Beneficiary"......................................4
         2.3          "Bergen 401(k) Plan"...............................6
         2.4          "Bergen Brunswig Corporation"......................7
         2.5          "Board of Directors"...............................7
         2.6          "Break in Service" ................................7
         2.7          "Capital Accumulation Plan" .......................7
         2.8          "Code".............................................7
         2.9          "Compensation".....................................8
         2.10         "Credited Service".................................8
         2.11         "Employee".........................................9
         2.12         "Employer".........................................9
         2.13         "Employment"......................................10
         2.14         "Equivalent"......................................11
         2.15         "ERISA"...........................................11
         2.16         "Executive Benefits"..............................11
         2.17         "Key Management Benefits".........................12
         2.18         "Normal Benefit Form".............................12
         2.19         "Normal Retirement Age"...........................13
         2.20         "Optional Benefit Form"...........................13
         2.21         "Participant".....................................13
         2.22         "Plan"............................................13
         2.23         "Plan Administrator"..............................14
         2.24         "Plan Rules"......................................14
         2.25         "Plan Year".......................................14
         2.26         "Service".........................................14
         2.27         "Spouse"..........................................16
         2.28         "Trust"...........................................16
         2.29         "Vested"..........................................16
         2.30         "Vesting Service".................................16

ARTICLE III PARTICIPATION...............................................16
         3.1          Requirements for Participation....................17
         3.2          Former Participants...............................19

ARTICLE IV AMOUNT OF BENEFIT............................................20
         4.1          Determination of Benefit Amount...................20


                               EXH 10(h) - Page i

ARTICLE V VESTING.......................................................24
         5.1          Vesting of Accrued Benefit........................24
         5.2          Forfeiture of Benefits............................32

ARTICLE VI PAYMENT OF BENEFITS..........................................32
         6.1          Benefits on Termination of Employment.............32
         6.2          Death Benefits....................................33
         6.3          Joint and Survivor Annuities......................33
         6.4          Optional Benefit Forms............................36
         6.5          Funeral Benefit...................................37
         6.6          Delay in Distribution.............................37
         6.7          No Suspension of Benefits.........................38
         6.8          Release Required..................................38

ARTICLE VII ADMINISTRATION OF THE PLAN..................................39
         7.1          Duties of the Plan Administrator..................39
         7.2          Delegation of Administrative Responsibility.......40
         7.3          Compensation, Expenses and Indemnity..............41
         7.4          Claims Procedure..................................43
         7.5          Effect of Plan Administrator Action...............48

ARTICLE VIII AMENDMENT AND TERMINATION OF THE PLAN......................49
         8.1          Amendments........................................49
         8.2          Termination of Plan...............................51

ARTICLE IX FUNDING OF BENEFITS..........................................51
         9.1          Plan is Unfunded..................................51
         9.2          Trust.............................................52
         9.3          Interrelationship of the Plan and the Trust.......52

ARTICLE X             MISCELLANEOUS PROVISIONS..........................53
         10.1         Payments..........................................53
         10.2         Consolidation or Merger of Companies..............54
         10.3         Adoption of Plan to Cover Other Companies,
                      Facilities or Groups..............................55
         10.4         Termination of Employment.........................55
         10.5         Determination of Hours of Service.................60
         10.6         Alienation........................................60
         10.7         Division of Benefits by Domestic Relations Orders.60
         10.8         Legal Costs; Increased Benefit....................66
         10.9         Duty to Provide Data..............................67
         10.10        Limitation on Rights of Employees.................68
         10.11        Restrictions......................................69
         10.12        Service of Process................................70
         10.13        Spouse's Interest.................................70


                               EXH 10(h) - Page ii

         10.14        Distribution in the Event of Taxation.............70
         10.15        Governing Law.....................................70
         10.16        Plurals...........................................71
         10.17        Titles............................................71
         10.18        References........................................71
         10.19        Entire Agreement..................................71
         10.20        Severability......................................71
         10.21        Withholding.......................................72










                              EXH 10(h) - Page iii

                                    ARTICLE I
                                    ---------

                                  PLAN HISTORY
                                  ------------

        Bergen  Brunswig  Corporation,   a  New  Jersey  corporation  (sometimes

hereinafter  referred to as the "Company")  adopted the Bergen Brunswig  Capital

Accumulation  Plan in 1980. The Capital  Accumulation  Plan was frozen effective

October 7, 1987.  To replace  the Capital  Accumulation  Plan,  Bergen  Brunswig

Corporation  adopted this  Supplemental  Executive  Retirement  Plan,  effective

January 1, 1991.  The  Supplemental  Executive  Retirement  Plan was amended and restated, effective July 28, 1994, and further amended and restated effective as of March 3, 1995 in order to provide the Participants  (as hereinafter  defined)

with certain additional benefits in the event of a Change in Control (as defined below). The Company now desires to amend and restate the Supplemental  Executive

Retirement Plan in order to modify the method used to determine accrued benefits under  Article IV and the  definition  of  Compensation  (within  the meaning of

Section 2.9 below)  effective with respect to Participants who are Employees (as defined below) on or after September 24, 1998. This Amendment and Restatement of the Supplemental Executive Retirement Plan is effective as of September 24, 1998 and incorporates all prior amendments (as amended and restated, the "Plan").

        While the Plan is not intended to qualify  under the Code as a qualified plan, the Plan is intended to be a pension benefit plan which,  although subject to ERISA,  is exempt  from  Parts 2, 3 and 4 of Title I of ERISA  because  it is

(solely for purposes of ERISA) an unfunded  plan that only covers a select group of management or highly compensated  employees.  Persons become  participants as provided herein. Benefits



                               EXH 10(h) - Page 1
under the Plan become payable on account of a Participant's retirement or death.

                                   ARTICLE II
                                   DEFINITIONS

        The following terms, when capitalized,  shall have the meaning specified below unless the context clearly indicates to the contrary.

        2.1 "Accrued Benefit" of a Participant shall be the individual's benefit
             ---------------
under  this  Plan,  accrued  as of the time of  determination.  A  Participant's

Accrued  Benefit  shall only be payable  to the extent  Vested.  Subject to this limitation,  a  Participant's  Accrued  Benefit shall be the amount by which the product of the amounts  described in subsections (a) and (b) exceeds the offsets set forth in Section 4.1(a), all as calculated as of the time of determination:

             (a) the individual's  benefit under Section 4.1 before  application of the offsets set forth in Section 4.1(a), and

             (b) a fraction, the numerator of which is the individual's Credited

        Service and the denominator of which is the greater of

                  (i) the total  Credited  Service  the  individual  could  earn before his or her Normal Retirement Age, or

                  (ii) the result  determined  by  subtracting  from fifteen the individual's  years of Service  completed  prior to performing  any services for the Employer in a Credited Service position.

In no event shall a Participant's fraction under this subsection exceed one. See

Section  4.1(c)  for  special  benefit  calculation  rules  that  apply  when  a

Participant is demoted.





                               EXH 10(h) - Page 2
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             (c) For all benefit purposes,  if a Participant  accumulates eighty

        "points" before his or her fraction in subsection (b) equals one, his or her  fraction in  subsection  (b) shall be raised to one. A  Participant shall accumulate 1 "point" for each year of age, 1 "point" for each year of Employment  prior to becoming  employed in a position covered by this

        Plan and 1.5 "points" for each year of Employment subsequent to becoming employed in a position covered by this Plan.

             (d) For purposes of this  Section,  a person shall be considered to have been employed in a position covered by this Plan if the position is a position for which he or she receives Credited Service credit.


        2.2  "Beneficiary"  shall mean the person designated by a Participant to
              -----------
receive  payments  from  the Plan due to the  Participant's  death.  Beneficiary designations and  determinations  shall be made in accordance with the following rules:

             (a)  Each  Participant  shall  have  the  right,  at any  time,  to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits  payable under the Plan to a  Beneficiary  upon the death of a Participant.  The Beneficiary  designated under this Plan may be the same as or different from the Beneficiary  designation  under any other  plan of an  Employer  in which the  Participant  participates.  A

        Participant  shall  designate his or her  Beneficiary  by completing and

        signing  a   Beneficiary   Designation   Form,  in  form  and  substance

        satisfactory  to the Plan  Administrator,  and  returning it to the Plan

        Administrator for acceptance. No designation or change in designation of

        a  Beneficiary   shall  be  effective  until   received,   accepted  and

        acknowledged in writing by the Plan Administrator.



                               EXH 10(h) - Page 3

             (b) A Participant  shall have the right to change a Beneficiary  by completing,  signing  and  otherwise  complying  with  the  terms of the

        Beneficiary  Designation  Form and the Plan Rules as in effect from time to  time.  Upon  the  acceptance  by  the  Plan  Administrator  of a new

        Beneficiary  Designation Form, all Beneficiary  designations  previously filed shall be  canceled.  The Plan  Administrator  shall be entitled to rely on the last  Beneficiary  Designation Form filed by the Participant and accepted by the Plan Administrator prior to his or her death.

             (c) A  Participant  can  designate  someone  other  than his or her

        Spouse as Beneficiary, but only with written spousal consent.

             (d)  If a  deceased  Participant  has  not  properly  designated  a

        Beneficiary,   the   Participant's   Spouse  shall  be  treated  as  the

        Beneficiary.

             (e) If a deceased Participant is survived neither by a Spouse nor a properly  designated  Beneficiary,  the  Participant's  estate  shall be treated as the Beneficiary.

             (f)  With the  Plan  Administrator's  consent  and  subject  to any conditions which the Plan Administrator may specify, the Participant may designate  more than one person to be his or her  Beneficiary,  provided that one Beneficiary is designated as the "measuring  life" on which the duration  and  amount  of  the  joint  and  survivor  annuity  is  to be calculated  and the portion of the  survivor  annuity to be paid to each

        Beneficiary  is  specified  (e.g.,  my mother,  Jane Doe, and my invalid daughter, Janet Doe, shall share equally in survivor benefits while they both live; any survivor  benefits payable  following the death of either my mother, Jane Doe, or my invalid daughter, Janet Doe, shall be paid to the  survivor;  survivor  benefits  are to be  determined  as if only my invalid daughter, Janet Doe, were the Beneficiary).






                               EXH 10(h) - Page 4

        2.3  "Bergen  401(k)  Plan" shall mean the Bergen  Brunswig  Corporation
              --------------------
Pre-Tax Investment  Retirement Account Plus Employer  Contributions Plan, or any

successor to that plan.


        2.4  "Bergen   Brunswig   Corporation"   shall  mean   Bergen   Brunswig
              -------------------------------
Corporation, a New Jersey corporation.


        2.5 "Board of  Directors"  shall mean the Board of  Directors  of Bergen
             -------------------
Brunswig Corporation.


        2.6  "Break in  Service"  shall  mean a period of  non-Employment  which
              -----------------
causes a former  Employee to lose  credits  under this Plan.  A former  Employee incurs one Break in  Service  upon the  completion  of each  three  hundred  and sixty-five  consecutive  day period  throughout  which the  individual is not an

Employee.  This period shall commence on the day following the last day on which the individual  was an Employee.  See Section 10.4 for special rules relating to maternity and paternity absences.


        2.7  "Capital   Accumulation   Plan"  shall  mean  the  Bergen  Brunswig
              -----------------------------
Corporation  Capital  Accumulation  Plan that was  originally  effective July 1,

1980, and frozen  effective  October 7, 1987.


        2.8 "Code" shall mean the Internal Revenue Code of 1986, as amended from
             ----
time to time.

        2.9 "Compensation"  shall mean the average monthly earnings payable to a
             ------------
Participant for the three calendar years,  whether or not consecutive,  in which the Participant received the highest Compensation during the five calendar years immediately preceding the Participant's termination of Employment.  This average






                               EXH 10(h) - Page 5
shall be computed by dividing the Participant's  total "earnings" (as defined in this Section) during the three years in question by thirty-six.  A Participant's

"earnings"  shall  mean the  base  salary  paid to the  Participant  during  the calendar year in question,  including  any salary  waived or deferred  under any nonqualified  deferred compensation or other salary reduction  arrangement,  but not including bonuses, noncash payments or cash payments other than base salary.

Notwithstanding  the foregoing,  in the case of a Participant who is an Employee on or after September 24, 1998, a Participant's  "earnings"  shall mean the base salary and bonus paid to the  Participant  during the calendar year in question,

including any salary or bonus waived or deferred under any nonqualified deferred compensation or other salary reduction  arrangement,  but not including  noncash payments  or cash  payments  other than base  salary and bonus.


        2.10  "Credited  Service"  shall  mean the number of years of Service in
               -----------------
which the Participant was employed in the position he or she held at the time he or she was  designated  by the Plan  Administrator  to be a  Participant  or was

covered by the Capital  Accumulation  Plan,  or any  position  held  thereafter,

including  years before or after the adoption of either plan,  but excluding any

Service while the  Participant was not employed in such a position or positions.

Notwithstanding  the above,  should a  Participant  change  positions,  the Plan

Administrator  can,  in its sole  discretion,  determine  that the new  position should not be considered a position for which such Participant shall receive any

Credited  Service credit.


        2.11  "Employee"  shall mean an individual  who renders  services to the
               --------
Employer as a common law  employee or officer  (i.e.,  a person whose wages from the Employer are subject to federal income tax withholding).  A person rendering





                               EXH 10(h) - Page 6
services to the Employer  purportedly as an independent  contractor shall not be treated  as an  Employee  before  the  Employer  has  acknowledged  that it must withhold federal income taxes from his or her pay. For purposes of this Plan, an individual  shall  remain  an  "Employee"  if he or she  ceases  to work for the

Employer for the purposes of taking an Employer  arranged job.


        2.12  "Employer"  shall mean:
               --------

             (a) Adopting Employers.  Bergen Brunswig  Corporation,  any related company designated by Bergen Brunswig Corporation,  any successor entity which continues the Plan or such companies collectively; and

             (b)  Non-Adopting  Employers.  Companies  that have not adopted the

        Plan  but  are  related  to  the  adopting  Employers  as  described  in subsection (e).

             (c) All Employees of adopting and  non-adopting  Employers shall be treated as employed by a single company for all Plan purposes, including

        Service  crediting,  except that no person shall be eligible to become a

        Participant  or accrue  Credited  Service  except  while  employed by an adopting Employer.

             (d) In contexts in which  actions are  required or  permitted to be taken or notice is to be given,  the Employer shall mean Bergen Brunswig

        Corporation.

             (e) A company is a "related  company" while it and the Employer are members of a controlled  group of  corporations  or a group of trades or businesses  under common  control  (within the meaning of Code  Sections

        414(b) and (c)).






                               EXH 10(h) - Page 7

        2.13 "Employment" shall mean the period during which an individual is an
              ----------
Employee.  Employment  shall commence on the day the  individual  first performs services  for the  Employer as an Employee  and shall  terminate on the day such services cease.


        2.14 "Equivalent" shall mean the actuarial  equivalent of a given amount
              ----------
or benefit  payable in another  manner,  at another  time or by any other means,

determined conclusively by, or under the direction of, the Plan Administrator in accordance with actuarial principles, methods and assumptions which are found to be appropriate by the Plan's actuary.  For purposes of this Plan,  equivalencies shall be based on the  mortality  assumptions  included in the  indices  used by

Metropolitan  Life  Insurance  Company,  or  such  other  nationally  recognized insurance company,  in quoting a premium to purchase a non-qualified  individual annuity with  survivor  coverage as of the date of the event  necessitating  the calculation (e.g. retirement, termination of Employment, disability, etc.).


        2.15 "ERISA" shall mean the Employee  Retirement  Income Security Act of
              -----
1974, as amended from time to time.


        2.16 "Executive  Benefits"  shall mean the benefits  provided under this
              -------------------
Plan for officers of Bergen Brunswig Corporation who are Participants.


        2.17 "Key Management  Benefits"  shall mean the benefits  provided under
              ------------------------
this Plan for  officers  of a  subsidiary  of Bergen  Brunswig  Corporation  and directors  of a corporate  department  of Bergen  Brunswig  Corporation  who are

Participants.


        2.18 "Normal  Benefit  Form" shall mean the normal form of benefit under
              ---------------------
the Plan,  which  shall be the  Equivalent  of a  Participant's  Vested  Accrued

Benefit,  payable as a joint and survivor annuity based on the life expectancies






                               EXH 10(h) - Page 8
of the Participant and the measuring life Beneficiary at the time payment of the benefit commences,  consisting of monthly payments to the Participant commencing as of the first day of the calendar month  coincident with or next following the

Participant's  benefit  commencement  date and ending  with the  payment for the calendar month in which the  Participant  dies,  with the provision that, if the

Participant  dies and is survived by the  Beneficiary,  such  Beneficiary  shall receive  monthly  payments of, in the case of Executive  Benefits,  seventy-five percent  or,  in the case of Key  Management  Benefits,  fifty  percent,  of the monthly  payments  that  were  being  made  prior  to the  Participant's  death,

commencing  with the payment for the calendar month following the month in which the Participant died and ending with the payment for the calendar month in which the Beneficiary  dies.


        2.19 "Normal  Retirement  Age" of a  Participant  shall mean the date on
              -----------------------
which the Participant attains age sixty-two.


        2.20  "Optional  Benefit Form" shall mean any form of benefit  available
               ----------------------
under the Plan,  other than the Normal Benefit Form.


        2.21  "Participant"  shall mean any person who is  included  in the Plan
               -----------
pursuant to Article III. Any  Participant  who holds the title of Executive Vice

President,  Senior Vice President,  President,  Chief Operating  Officer,  Chief

Executive  Officer or Chairman of the Board upon the  occurrence  of a Change in

Control (as defined in Section  5.1(b)(ii))  shall be  designated  an "Executive

Participant" and shall be eligible for the acceleration of benefits set forth in

Section  5.1(b).  A  Participant  shall  cease to be a  Participant  at the time determined under Section 3.1(c).


        2.22  "Plan"  shall  mean  this  document.  The  Plan  consists  of  two
               ----
components:  Executive  Benefits  and Key  Management  Benefits,  as more  fully






                               EXH 10(h) - Page 9
described in this document.


        2.23 "Plan Administrator" shall mean Bergen Brunswig Corporation, acting
              ------------------
through  its chief  executive  officer or such  officer's  delegate.


        2.24 "Plan Rules" shall mean rules adopted by the Plan  Administrator in
              ----------
accordance  with  Section  7.1(e)  for  the  administration,  interpretation  or application  of the Plan.


        2.25  "Plan  Year"  shall  mean the  fiscal  year of the Plan,  which is
               ----------
currently  the twelve month period ending on December 31.


        2.26 "Service"  shall mean an Employee's  period of Employment.  Special
              -------
rules for  calculating  Service are found in Section 2.10,  which  explains what

Service is counted for benefit accrual  purposes,  and Section 10.4, which deals with  maternity and paternity  absences.  Service shall be calculated  under the following  elapsed time rules:

             (a) Service shall be measured in days.  Service shall commence with the first day on which an  individual  performs  or  resumes  performing services for the Employer as an Employee  (e.g.,  the day the individual first  performs an "hour of service"  for which he or she is entitled to payment by the  Employer).  Except as  provided  in  subsection  (b), an

        Employee's  Service shall  thereafter end on the day on which his or her

        Employment  ends, as determined under Section 10.4. An Employee shall be credited with one year of Service for each three hundred and  sixty-five days in his or her  period or periods of  Service.  (Fractional  results shall be rounded up to the nearest whole year.)

             (b) No more than three hundred and sixty-five  days of Service will be credited for any  continuous  period during which an individual is an






                               EXH 10(h) - Page 10

        Employee  but  performs no duties as an Employee  (except as required by law with respect to military leaves and maternity and paternity absences

        (see Section  10.4)).  If an individual's  Employment  terminates but it resumes within three hundred and sixty-five days (i.e., before he or she incurs a Break in  Service),  the period  between  the  termination  and resumption will be included in his or her period of Service.

             (c) If an  individual  has more  than one  period of  Service,  the periods shall be aggregated.  However,  a Participant's  prior period of

        Service shall be ignored if thereafter  the  Participant  completed five consecutive  Breaks  in  Service  before  he or she has  earned a Vested

        Accrued Benefit.


        2.27  "Spouse"  shall mean the person to whom a  Participant  is legally
               ------
married  at the  time in  question  under  the laws of the  state  in which  the

Participant then resides  (excluding a common-law  spouse). A person shall cease to be a Spouse when his or her marriage to the  Participant is deemed  dissolved or annulled under the laws of the state in which the  Participant  then resides.


        2.28 "Trust" shall mean the trust  established  pursuant to that certain
              -----
Master Trust Agreement,  dated as of December 27, 1994,  between Bergen Brunswig

Corporation  and the trustee named therein,  as amended from time to time.


        2.29 "Vested" shall mean  nonforfeitable.
              ------


        2.30  "Vesting  Service" of an  Employee  shall mean his or her years of
               ----------------
Service calculated in accordance with Section 2.26.







                               EXH 10(h) - Page 11

                                   ARTICLE III
                                   -----------

                                  PARTICIPATION
                                  -------------

        3.1 Requirements for Participation.
            ------------------------------
             (a) Executive Benefits.  A person shall become a Participant in the
                 ------------------
        Executive  Benefits portion of the Plan on the date he or she becomes an officer  of Bergen  Brunswig  Corporation  and is  selected  by the Plan

        Administrator to be a Participant.

             (b) Key Management Benefits. A person shall become a Participant in
                 -----------------------
        the Key  Management  Benefits  portion of the Plan on the date he or she becomes an  officer  of a  wholly-owned  subsidiary  of Bergen  Brunswig

        Corporation  or becomes a director of a corporate  department  of Bergen

        Brunswig  Corporation and is selected by the Plan  Administrator to be a

        Participant.

             (c) Change in Status. Whenever a Participant changes positions, the
                 ----------------
        Plan  Administrator  shall  determine,  in his or her  sole  discretion,

        whether  such  Participant  is in a  position  that  is  covered  by the

        Executive  Benefits  portion of the Plan, a position  covered by the Key

        Management  portion of the Plan or a position that is not covered by the

        Plan. Except as provided in the next sentence, if the Plan Administrator makes no such  determination  within  thirty  (30) days of the change in position,  the  Participant  shall  remain in the portion of the Plan in which he or she was covered prior to the position change. If there is no determination  by the Plan  Administrator  and the  change  in  position

        entails  becoming  an  officer  of  Bergen  Brunswig  Corporation,   the

        Participant shall become a Participant of the Executive Benefits portion of the Plan; if there is no determination by the Plan  Administrator and






                               EXH 10(h) - Page 12
        the  position  change  entails  becoming  an officer  of a  wholly-owned subsidiary of Bergen  Brunswig  Corporation  or becoming a director of a corporate  department of Bergen  Brunswig  Corporation,  the Participant

        shall become a Participant of the Key Management Benefits portion of the

        Plan.

             (d) Termination. A Participant shall cease to be a Participant when
                 -----------
        his  or  her  Employment  terminates  (see  Section  2.13),  unless  the

        Participant   becomes   totally  and   permanently   disabled   while  a

        Participant, in which case he or she shall remain a Participant until he or she attains age sixty-two. (A Participant shall be considered totally and permanently  disabled while the  Participant is receiving  long-term disability  benefits under the Bergen Brunswig Long Term Disability Plan

        (or would receive such benefits if the  individual  were covered by that plan). A totally and permanently  disabled Participant shall continue to earn Vesting  Service during such  disability.  However,  the individual shall not be granted Credited  Service for any period of disability.  At the  option  of the  Plan  Administrator,  the  Plan  Administrator  can

        terminate  the Plan with respect to the  Participant  and pay him or her the Equivalent of his or her Vested Accrued Benefit in an immediate cash lump  sum  payment  or a  monthly  annuity  for a term  of  years  to be determined  by the Plan  Administrator,  in his or her sole  discretion,

        provided that such term of years shall not exceed the life expectancy of the Participant.  If the Plan Administrator exercises his or her option,

        the Participant shall be deemed to be fully Vested, whether or not he or she meets the requirements set forth in Article V.








                               EXH 10(h) - Page 13

        3.2 Former  Participants.  A former  Participant who requalifies for the
            --------------------
Plan shall again become a Participant on the date he or she requalifies.
























                               EXH 10(h) - Page 14

                                   ARTICLE IV
                                   ----------

                                AMOUNT OF BENEFIT
                                -----------------

        4.1  Determination  of Benefit Amount.  The Accrued Benefit payable to a
             --------------------------------
Participant  under the Plan shall be calculated as follows (but it shall only be paid to the extent Vested under Section 5.1):

             (a) Executive Benefits.  The benefit shall be a single life annuity
                 ------------------
        (1983 Group Annuity Table) based on the Participant's life expectancy at the Normal Retirement Age and payable monthly commencing the month after the Participant  reaches the Participant's  Normal Retirement Age, equal to eighty percent (80%) of Compensation,  subject to reduction under the fractional  accrual  rule in  Section  2.1 and  subject  to the  offsets

        described  below.   Notwithstanding  the  foregoing,   for  purposes  of

        determining  the benefit of a Participant who is an Employee on or after

        September 24, 1998,  sixty percent (60%) shall be substituted for eighty percent (80%) in the preceding sentence.  A Participant's  benefit shall be  subject  to  the  following  offsets  (each  to be  expressed  as an

        Equivalent amount commencing at the Participant's  Normal Retirement Age in an Optional Benefit Form):

                  (i) the  Participant's  primary insurance amount payable under the Social  Security Act at his or her Social  Security  retirement age;

                  (ii) the Participant's  benefit under the Capital Accumulation

             Plan;

                  (iii) the monthly annuity the Participant could have purchased under the Bergen  401(k) Plan, if the  Participant  had made annual contributions  to the Bergen  401(k)  Plan of six percent of his or







                               EXH 10(h) - Page 15
             her   taxable   compensation   (but  not  more  than  the   maximum

             contribution,  if any, allowable under Code Section 402(g)) and had received an annual matching Employer  contribution of fifty percent of that amount or, if different,  the amount  determined  under the table set forth below, from later of (i) the adoption of the Bergen

             401(k)  Plan  or (ii)  the  date  of the  Participant's  Employment through to the Normal  Retirement Age. The sum of such hypothetical contributions  for any  calendar  year  shall not exceed the amount then applicable under Code Section 415(c)(1)(A).  Such hypothetical contributions  shall be  deemed  to have  been  made to the  Bergen

             401(k)  Plan on the last  day of each  calendar  year and  shall be credited  with earnings at a rate equal to the average yield of the

             Bergen 401(k) Plan's  guaranteed  income fund, or successor fund as determined  by the Plan  Administrator,  as of the beginning of the plan year of the Bergen 401(k) Plan. For calendar years  commencing before 1990, the matching Employer  contribution rate used shall be as follows:

                                                        Employer
                                                        Matching
                    Calendar                            Contribution
                    Year                                Rate
                    ----                                -------------
                    1985                                1.5%

                    1986                                1.7%

                    1987                                1.2%

                    1988                                3.0%

                    1989                                6.0%







                               EXH 10(h) - Page 16

             Notwithstanding  anything  contained  herein to the  contrary,  for

             Participants  who are  Employees  on or after  September  24, 1998,

             Participant  contributions  (whether or not hypothetical) shall not be taken into  account  for  purposes  of this  subparagraph  (iii)

             (except  for  purposes of  determining  the  hypothetical  matching

             Employer contribution rate for calendar years ending before January

             1, 1985), and the matching Employer  contribution rate for calendar years  commencing  after December 31, 1989 shall be deemed to be as follows:

                                                        Employer
                                                        Matching
                    Calendar                            Contribution
                    Year                                Rate
                    ----                                -------------
                    1990 through 1998                   3.0%

                    After 1998                          4.0%


             The offset required by this paragraph shall apply without regard to whether the  Participant was eligible for the Bergen 401(k) Plan or

             actually  made  any  contributions.   In  calculating  the  offset,

             hypothetical contributions shall not be deemed to have been made in calendar years prior to 1985 or in calendar years beginning  before the Participant's fortieth birthday, whichever is later; and

                  (iv)  any  amounts  owed by the  Participant  to the  Employer

             (other than amounts owed by the  Participant  to the Employer under programs which expressly  provide that the amount owed shall not be subject to this  offset).  This offset  shall be applied only after







                               EXH 10(h) - Page 17
             first applying the offsets described in paragraphs  (i)-(iii),  and only if  payment  of the  benefit  commences  before  a  change  in control, as defined in Section 5.1(b)(ii).

             (b) Key  Management  Benefits.  A Participant in the Key Management
                 -------------------------
        Benefits  portion of the Plan shall  receive  the benefit  described  in subsection  (a),  except that the monthly  benefit  shall be  sixty-five percent (not eighty percent) of his or her Compensation. Notwithstanding the foregoing,  a Participant in the Key Management  Benefits portion of the Plan who is an Employee on or after September 24, 1998 shall receive the benefit described in subsection (a), except that the monthly benefit shall be  forty-eight  percent (48%) (not sixty percent (60%)) of his or her Compensation.

             (c) If a Participant who is covered by the Key Management  Benefits portion of the Plan becomes covered by the Executive Benefits portion of the Plan, the Participant's  benefit shall be calculated  entirely under the Executive  Benefits  portion of the Plan.  If a  Participant  who is eligible  for the  Executive  Benefits  portion  of the Plan  thereafter becomes  eligible only for the Key  Management  Benefits  portion of the

        Plan, his or her benefits under the Plan shall be the greater of (1) the benefit,  if any,  he or she  would  have  had if his or her  Employment terminated  when the  Participant  ceased to be covered by the Executive

        Benefits portion of the Plan, or (2) his or her benefit calculated under the Key Management Benefits portion of the Plan. If a Participant who is eligible  for the  Executive  Benefits  portion  of the  Plan or the Key

        Management  Benefits  portion  of the Plan  ceases to be  employed  in a position  covered by this Plan,  his or her benefits shall be determined as if his or her Employment terminated when the Participant ceased to be






                               EXH 10(h) - Page 18
        employed in a position covered by this Plan.

































                               EXH 10(h) - Page 19

                                    ARTICLE V
                                    ---------

                                     VESTING
                                     -------

        5.1 Vesting of Accrued Benefit.
            --------------------------
             (a) General  Vesting  Provisions.  Payments Upon Change in Control.
                 ----------------------------
        Except as otherwise  provided in Section 5.1(b) below,  a  Participant's

        Accrued  Benefit shall become fully Vested upon completion of five years of Vesting Service or, if earlier,  upon the later of the  Participant's attainment  of age  sixty-two  while  an  Employee  or his or her  fifth anniversary of becoming a Participant.

             (b) Vesting and Payment of Benefits Upon a Change in Control.
                 --------------------------------------------------------
                  (i) Notwithstanding any other provisions of the Plan, upon the occurrence  of  a  Change  in  Control  (as  defined  below),  each

             Participant's Accrued Benefit shall deemed to be fully Vested under the Plan and  each  Executive  Participant  shall  be  entitled  to benefits under the Plan in accordance with the following: (A) As of the date of the Change in Control, such Executive Participant shall be deemed to have  attained  the Normal  Retirement  Age;  (B) with respect to each year between such  Executive  Participant's  actual age as of the date of the  Change  in  Control  (if  less  than the

             Normal  Retirement Age) and the Normal Retirement Age (the "Interim

             Period"),  such Executive  Participant shall be deemed to have been continuously  employed by the Company in, and to have  continuously performed  (without  any  Breaks in  Service)  the  duties  of, the position with the Company that such Executive  Participant  held as

             of  the  date  of  the  Change  in  Control;   (C)  such  Executive

             Participant  shall be deemed to be entitled to Credited Service for






                               EXH 10(h) - Page 20
             all  times   during  the  Interim   Period;   (D)  such   Executive

             Participant's  base  salary as of the date of the Change in Control shall be deemed to have  increased  at a rate of 4.0% per year each year  during  the  Interim  Period,  resulting  in a  corresponding increase in the Executive  Participant's  Compensation for purposes of the Plan; (E) such Executive Participant's Accrued Benefit under the Plan shall be calculated in accordance with the assumptions set forth in the preceding  clauses (A) - (D), but without deduction of the offset  described in Section  4.1.(a)(iv)  of the Plan; and (F)

             prior to or upon the consummation of the  transactions  giving rise to the Change in Control,  the Company shall pay to such  Executive

             Participant,  by certified or bank cashier's check, a cash lump sum payment  that is the  Equivalent  of such  Executive  Participant's

             Vested Accrued  Benefit  determined in accordance with this Section

             5.1.(b).

                  (ii) A "Change  in  Control"  shall be deemed to occur 90 days prior to the occurrence of any of the following events:

                  (w) any  "person"  (as defined in Sections  13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange

                  Act")),  shall  become the  "beneficial  owner" (as defined in

                  Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bergen Brunswig Corporation  representing 50% or

                  more  of  the  combined   voting  power  of  Bergen   Brunswig

                  Corporation's then outstanding securities,  provided, however,

                  that for purposes of this  calculation,  purchases by employee







                               EXH 10(h) - Page 21
                  benefit plans of Bergen Brunswig  Corporation and purchases by

                  Bergen Brunswig Corporation itself shall be disregarded; or

                  (x) there shall be consummated: (A) any consolidation,  merger or  transaction  in the  nature of a Section  351  transaction under the Internal  Revenue Code of 1986, as amended from time to time (the "Code") (whether or not it meets the requirements for  nonrecognition  of gain under Section 351 of the Code) of

                  Bergen  Brunswig  Corporation in which either Bergen  Brunswig

                  Corporation  is not the  continuing or surviving  corporation,

                  the   majority  of  the  common   stock  of  Bergen   Brunswig

                  Corporation  is no longer  held by holders of Bergen  Brunswig

                  Corporation  common stock immediately prior to the transaction or pursuant to which shares of Bergen  Brunswig  Corporation's common stock would be converted into cash, securities or other property;  provided, however, that a consolidation,  merger or transaction in the nature of a Section 351  transaction  under the Code in which the holders of Bergen Brunswig Corporation's common  stock  immediately  prior  to  the  merger  own,  on a proportionate  basis,  at least 80% of the common stock of the surviving corporation  immediately after the transaction shall not be considered a Change in Control; or (B) any sale, lease,

                  exchange or other transfer (in one  transaction or a series of related  transactions)  of all, or  substantially  all, of the







                               EXH 10(h) - Page 22
                  operating assets of Bergen Brunswig Corporation; or

                  (y) the stockholders of Bergen Brunswig  Corporation approve a plan or proposal for the  liquidation or dissolution of Bergen

                  Brunswig Corporation; or


                  (z) during any rolling period of two consecutive  years ending on any date  after  the date  hereof,  individuals  who at the beginning  of such period  constituted  the Board of Directors and any new director whose election or nomination for election was  approved  by a vote of at least  two-thirds  (2/3) of the directors  then still in office who either were  directors  at the  beginning of the period or whose  election or  nomination for election was previously so approved,  cease for any reason to constitute a majority thereof;  provided,  however, that no director  shall be considered to have been so approved if such individual  initially  assumed office as a result of either an actual or threatened  "Election Contest" (as described in Rule

                  14a-11  promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a "person"  (as defined in Sections  13(d) and 14(d) of the

                  Exchange  Act)  other  than the Board of  Directors  (a "Proxy

                  Contest"),  including by reason of any  agreement  intended to avoid or settle any Election Contest or Proxy Contest.


                  (iii) In the event of a Change in  Control,  upon  payment  to each Executive Participant of the cash lump sum payment referred to







                               EXH 10(h) - Page 23
             in clause (F) of subsection 5.1(b)(i) above, the Company shall also pay to such Executive  Participant,  by certified or bank cashier's check,  a cash lump sum  payment  equal to (x) the amount of excise tax for which such  Executive  Participant  is or may become liable

             under  Internal   Revenue  Code  Section  4999  (or  any  successor

             provision)  with respect to the payments under this Section 5.1(b),

             taking into account all compensation  includable in the computation

             under  Internal   Revenue  Code  Section  280G  (or  any  successor

             provision),  including,  without  limitation,  payments  under this

             subsection   (iii)   plus  (b)  the   amount   of  such   Executive

             Participant's  income  tax  liability  arising  from the  Company's payment of the excise tax  liability  referred to in the  preceding clause (a), such that the payments  under clauses (a) and (b) taken

             together   shall   provide   such   Participant   with   sufficient

             after-income  tax dollars to pay such  Participant's  liability for

             Internal  Revenue  Code  Section  4999  excise  taxes.  The maximum combined  marginal federal and applicable  state(s) income tax rate in effect for the year in which the payments under this  subsection

             (iii) are to be made shall be used in computing  the amount of such

             payments.   In  the  event  that  the  Company  and  the  Executive

             Participant  are  unable to agree  upon the  amount of the  payment

             required  under  this  subsection   (iii),  such  amount  shall  be

             determined by Tax Counsel (as defined below).  The decision of such

             Tax Counsel  shall be final and  binding  upon both the Company and the  Executive  Participant.  All  fees  and  expenses  of such Tax

             Counsel  shall be paid by the Company.  As used in this  subsection

             (iii),  the term "Tax  Counsel"  shall mean an  attorney  at law or







                               EXH 10(h) - Page 24
             certified  public  accountant  who is a partner at a law firm of at least 25  attorneys  or a  partner  at a "Big 6"  accounting  firm,

             respectively,  provided that such firm has not provided services to

             the  Company  or  the  respective  Executive   Participant  or  any

             affiliate of the Company or such Executive  Participant  within the last year.

                  (iv)  Upon the  occurrence  of a Change in  Control,  (x) this subsection 5.1(b) shall become  irrevocable,  and (y) Sections 6.8,

             7.4(h),  7.4(i), 7.5 and 10.11 hereof shall cease to apply, none of such sections shall ever  thereafter be reinstated,  and no similar provisions  shall  ever be adopted  hereunder.  5.2  Forfeiture  of

             Benefits.  The  unvested  portion  of  an  Executive  Participant's

             Accrued  Benefit  shall be  forfeited  on the  date  the  Executive

             Participant completes five consecutive Breaks in Service.









                               EXH 10(h) - Page 25

                                   ARTICLE VI
                                   ----------

                               PAYMENT OF BENEFITS
                               -------------------


        6.1 Benefits on Termination of Employment.  A Participant who terminates
            -------------------------------------
Employment on or after attaining Normal  Retirement Age shall receive his or her

Vested Accrued  Benefit  commencing  immediately  and payable in accordance with this Article. If the Participant  terminates Employment before his or her Normal

Retirement  Age, the  Participant  shall  receive the  Equivalent  of his or her

Vested Accrued Benefit commencing immediately upon termination of Employment and payable in accordance with this Article.


        6.2 Death  Benefits.  Subject to Section 10.7,  if a Participant  with a
            ---------------
Vested  Accrued  Benefit  dies,  at the  option of the Plan  Administrator,  the

Participant's Beneficiary shall be paid the lump sum Equivalent of the remaining balance of the Participant's Vested Accrued Benefit.


        6.3 Joint and Survivor Annuities.
            ----------------------------
             (a) Subject to Section 6.4, a Participant's  Vested Accrued Benefit

        shall be paid in the Normal  Benefit  Form.  Distribution  shall also be made in the form of a joint and survivor  annuity if a former  Spouse is entitled  to  survivor  annuity  benefits  under  a  qualified  domestic relations  order,  as provided in Section 10.7. More than one Spouse may be entitled to joint and survivor  annuity  benefits.  For example,  two former  Spouses may have been  awarded  survivor  benefits and there may also be a current Spouse.  In such cases,  this Section shall be applied by dividing the  Participant's  Vested Accrued  Benefit in proportion to the spousal  entitlements and then applying this Section to each portion







                               EXH 10(h) - Page 26
        as if each portion were a separate Vested Accrued  Benefit  belonging to the Participant and the Spouse or former Spouse in question.

             (b) After a Participant  has received the  explanation  required by subsection (c), the  Participant and his or her Spouse,  if any, if such

        Spouse is a  Beneficiary  (or former Spouse if such Spouse has the power to do so under a qualified  domestic  relations order),  may elect, with the consent of the Plan  Administrator  and in the manner  prescribed by it,  not to  receive a joint and  survivor  annuity,  in which  case the

        Participant  shall  receive  his or her  Vested  Accrued  Benefit  in an

        Optional Benefit Form. This election may be made at any time but must be made no later than one year  preceding the time benefit  payments  would otherwise  commence  under  Section  6.1.  This  election  shall  become irrevocable one year preceding the time benefit payments would otherwise commence under Section 6.1. Spousal consents to elections  waiving joint and survivor annuity benefits that are required must be given in writing witnessed  by a  representative  of the Plan  Administrator  or a notary public. A spousal consent will only be valid if it also consents to both the  alternative  form of payment  chosen and the  Beneficiary,  if any,

        thereunder and only if the form of payment and the Beneficiary cannot be changed  without  future  spousal  consent  (unless the written  spousal consent  expressly  permits  such  changes  to be made  and  the  Spouse acknowledges  that he or she understands that he or she does not have to grant this permission).  A Spouse's written consent must acknowledge the effect of the payment and the Beneficiary election to which he or she is consenting.  The Plan  Administrator  in its  discretion  may  refuse to recognize  a spousal  consent if it  believes  for any  reason  that the






                               EXH 10(h) - Page 27
        consent  is  invalid.  Spousal  consent  shall  be  waived  by the  Plan

        Administrator  if a  Participant  has no Spouse and may be waived if the

        Spouse  cannot  be  located  or for such  other  reasons  authorized  in applicable  Treasury  Regulations.  Revocations of previous elections to waive  the joint and  survivor  annuity  may be made at any time and any number of times within the election period and new waiver  elections may thereafter  be made.  Revocations  of  elections  to waive the joint and survivor annuity may be made without spousal consent.  A spousal consent given by one Spouse  shall be  invalid  as to any  former or  subsequent

        Spouse (but no benefit  shall be payable  under this Section to a person who becomes the  Participant's  Spouse after the  Participant's  benefit payments under the Plan have commenced).

             (c) Assuming  sufficient  notice of  termination  of Employment has been  provided to the Plan  Administrator,  no less than thirty nor more

        than  ninety   days  before   termination   of   Employment,   the  Plan

        Administrator  shall furnish each Participant with a written explanation

        of  the  terms  and   conditions  of  the  Normal   Benefit  Form,   the

        Participant's right to make an election to waive the Normal Benefit Form or to revoke a  previous  election  and the effect of such  election  or revocation, the rights of the Participant's Spouse in connection with an election by the  Participant,  and the  relative  values of the Optional

        Benefit Forms then available under the Plan.


        6.4 Optional Benefit Forms. Instead of receiving a benefit in the Normal
            ----------------------
Benefit Form, a Participant may elect to receive payments in an Optional Benefit

Form. This election must be made in writing in accordance with the  requirements






                               EXH 10(h) - Page 28
of the Plan Administrator and must be delivered to the Plan Administrator  prior to the  Participant's  termination of Employment.  A married  Participant may be required to obtain his or her Spouse's consent to this election  pursuant to the rules set forth in Section 6.3(b). If an Optional Benefit Form provides benefits to a Beneficiary,  election of the Optional  Benefit Form shall not be effective unless the Beneficiary is alive on the date of the Participant's Retirement. The

Optional Benefit Forms available to a Participant are as follows:

             (a) A cash lump sum which is the  Equivalent  of the  Participant's

       Vested Accrued Benefit.


        6.5 Funeral Benefit.  In addition to any other benefit payable under the
            ---------------
Plan,  the estate of a  Participant  who dies before  termination  of Employment shall be paid a cash lump sum in the amount of $5,000 to cover funeral  expenses of the  Participant.  This  additional  benefit shall be paid only if the estate gives written notice of the  Participant's  death to the Plan  Administrator and only if the Participant had a Vested Accrued Benefit,  without regard to whether any or all of the Vested  Accrued  Benefit will be paid.  This benefit  shall be reduced by the funeral benefit, if any, which became payable with respect to the

Participant under section 6.3 of the Capital Accumulation Plan.


        6.6 Delay in Distribution.
            ---------------------
             (a) If the amount  payable under this Article cannot be ascertained or the person to whom it is payable has not been  determined  or located and reasonable efforts to do so have been made, then distributions under this Article shall commence, retroactive to the date they would normally

        have   commenced,   within  a  reasonable  time  after  such  amount  is

        ascertained or such person is determined or located.






                               EXH 10(h) - Page 29

             (b)  Distribution  of  benefits  to  a  Participant  shall  not  be triggered by the transfer of the  Participant  to any other job (whether or not with the Employer or an affiliate) if the transfer is arranged by

        the  Employer.   The  Participant's   benefit  will  commence  when  the

        Participant  ceases  to be  employed  by the  Employer  or by any  other company for which the Participant worked in an Employer-arranged job.


        6.7 No  Suspension of Benefits.  Benefits  which are in pay status shall
            --------------------------
not be  suspended  if a  Participant  subsequently  performs  services  for  the

Employer in any capacity.


        6.8  Release  Required.  No benefits  shall be payable to a  Participant
             -----------------
unless the Participant executes a general release waiving any and all claims the

Participant may have against the Employer and related parties. The release shall be made on the form  prescribed  by the Employer and cannot be given any earlier than one month before benefit payments are expected to commence. A release shall not be required  with  respect to benefits  that become  payable  under the Plan because of termination of Employment due to death.










                               EXH 10(h) - Page 30

                                   ARTICLE VII
                                   -----------

                           ADMINISTRATION OF THE PLAN
                           --------------------------


        7.1 Duties of the Plan  Administrator.  The Plan Administrator  shall be
            ---------------------------------
responsible for the general  administration and management of the Plan. The Plan

Administrator  shall have all powers and duties and the discretion  necessary to fulfill its  responsibilities,  including,  but not  limited  to, the  following powers and duties:


             (a) To  determine  all  questions  relating to the  eligibility  of persons to participate;

             (b) To  determine  the  amount  and  kind of  benefits  payable  to

        Participants;

             (c) To maintain all records necessary for the administration of the

        Plan;

             (d) To provide  for  disclosure  of all  information  and filing or provision  of all  reports  and  statements  to  Participants,  Spouses,

        Beneficiaries  or  governmental  bodies as shall be required by ERISA or any other federal law;

             (e) To adopt or modify Plan Rules for the regulation or application of the Plan;  such  Rules may  establish  administrative  procedures  or requirements  which  modify the terms of this Plan but Plan Rules  shall not substantially  alter  significant  requirements or provisions of the

        Plan;

             (f) To administer the claims procedure set forth in Section 7.4;

             (g) To  delegate  any  power  or duty  to any  firm  or  person  in accordance with Section 7.2; and






                               EXH 10(h) - Page 31

             (h) To  exercise  all other  powers or duties  granted  to the Plan

        Administrator by other provisions of the Plan.


        7.2 Delegation of Administrative .
            -----------------------------
             (a) The Plan  Administrator  may delegate all or any portion of its administrative  responsibilities  with  respect to the Plan to any other person pursuant to this Section.

             (b) A delegation  under this  Section  shall be  accomplished  by a

        written  instrument  executed  by  the  Plan  Administrator   specifying

        responsibilities  delegated and the fiduciary responsibilities allocated to such  delegate.  The  delegation  of such  responsibilities  shall be effective upon the date specified in the delegation,  subject to written acceptance by the delegate.  Any  delegation of  responsibilities  shall provide for reports,  no less often than  annually,  by such delegate to the Plan Administrator of such information necessary to fully inform the

        Plan  Administrator  of the status and  operation of the Plan and of the delegate's discharge of responsibilities delegated.


        7.3 Compensation, Expenses and Indemnity.
            ------------------------------------
             (a) The Plan  Administrator  and any delegate under Section 7.2 who is an Employee  shall serve  without  compensation  for  services to the

        Plan.  The Employer  shall  furnish the Plan  Administrator  or any such delegate  with  all  clerical  or  other  assistance  necessary  in  the performance of his or her duties.  The Plan  Administrator is authorized to employ such legal  counsel and  advisors as it may deem  advisable to assist in the performance of its duties hereunder.






                               EXH 10(h) - Page 32

             (b) All  costs of  administering  the Plan  (including  the cost of legal  services  described  in  subsection  (a))  shall  be  paid by the

        Employer.  Except  as the  Plan  Administrator  otherwise  directs,  any expenses incurred in resolving disputes among different  claimants as to their  entitlement  to a benefit  shall be charged  against the benefit,

        which shall be reduced accordingly.

             (c) To the extent  permitted by applicable  law, the Employer shall

        indemnify  and  save   harmless  the  Board  of   Directors,   the  Plan

        Administrator and any delegate  appointed pursuant to Section 7.2 who is an  Employee  against  any  and all  expenses,  liabilities  and  claims

        (including  legal fees incurred to defend against such  liabilities  and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan.  Expenses and liabilities  arising out of willful  misconduct  shall not be  covered  under this  indemnity.  This indemnity  shall  not  preclude  such  further  indemnities  as  may  be available under  insurance  purchased by the Employer or provided by the

        Employer  under  any  bylaw,   agreement,   vote  of   stockholders   or

        disinterested  directors or otherwise, as such indemnities are permitted under applicable law. Payments with respect to any indemnity and payment of expenses or fees shall be made only from assets of the Employer.


        7.4 Claims Procedure.
            ----------------
             (a) Normally,  a Participant,  Beneficiary  Contingent Annuitant or

        Spouse need not present a formal claim in order to qualify for rights or benefits  under this Plan.  However,  if any such person (a  "claimant")

        does not believe he or she will receive the benefits to which the person






                               EXH 10(h) - Page 33
        is entitled or believes  that the Plan is not being  operated  properly,

        the claimant must file a formal claim under the  procedures set forth in this Section. A formal claim must be filed within six months of the date upon which the claimant (or his or her  predecessor  in interest)  first knew (or should have known) of the facts upon which the claim is based.

             (b)  A  claim  by  any  person  shall  be  presented  to  the  Plan

        Administrator  in  writing.  A  claims  official  appointed  by the Plan

        Administrator shall, within ninety days of receiving the claim, consider the claim and issue his or her  determination  thereon in  writing.  The claims  official  may  extend  the  determination  period  for  up to an additional  ninety days by giving the claimant  written  notice.  If the claim is  granted,  the  benefits or relief the  claimant  seeks will be provided.

             (c) If the claim is wholly or partially denied, the claims official shall,  within ninety days (or such longer  period as described  above),

        provide the claimant with written  notice of the denial,  setting forth,

        in a manner calculated to be understood by the claimant,

                  (i) the specific reason or reasons for the denial,

                  (ii) specific references to pertinent Plan provisions on which the denial is based,

                  (iii) a description of any additional  material or information necessary for the claimant to perfect the claim and an  explanation of why the material or information is necessary, and

                  (iv) an explanation of the Plan's claim review  procedure.  If the  claims  official  fails to  respond  to the  claim in a timely manner,  the  claimant may treat the claim as having been denied by the claims official.




                               EXH 10(h) - Page 34

             (d) Each claimant  shall have the  opportunity to appeal in writing the claims  official's denial of a claim to a review official (which may be a person or a committee)  designated by the Plan  Administrator for a full and fair review.  A claimant must request  review of a denied claim within  sixty days after  receipt by the  claimant of written  notice of denial of his or her claim or  within  sixty  days  after  such  written notice was due, if the written  notice was not sent. In connection  with the  review  proceeding,  the  claimant  or his or her  duly  authorized representative may review pertinent  documents and may submit issues and comments in writing. The claimant may only present evidence and theories during  the  review  which the  claimant  presented  during  the  claims procedure,  except for information  which the claims official  requested the claimant to provide to perfect the claim (see subsection  (b)(iii)).

        Any claims which the claimant does not in good faith pursue  through the

        review  stage  of  the  procedure   shall  be  treated  as  having  been

        irrevocably waived.

             (e) The Plan Administrator shall adopt procedures pursuant to which claims shall be reviewed  and may, in its  discretion,  adopt  different procedures for different claims without being bound by past actions. Any procedures  adopted,  however,  shall be designed to afford a claimant a full and fair review of his or her claim.

             (f) The  decision  by the review  official  upon  review of a claim shall be made not later than sixty days after the  written  request  for

        review  is  received   by  the  Plan   Administrator,   unless   special

        circumstances require an extension of time for processing, in which case





                               EXH 10(h) - Page 35
        a decision shall be rendered as soon as possible, but not later than one hundred twenty days after receipt of the request for review.

             (g) The  decision on review  shall be in writing and shall  include specific reasons for the decision  written in a manner  calculated to be understood  by the claimant,  with specific  references to the pertinent

        Plan provisions on which the decision is based.

             (h) If a claimant pursued his or her claim through the review stage of the claims procedure and the claim was denied (or the review official failed to decide the claim on a timely basis,  in which case it shall be deemed  denied),  the claimant will be permitted to appeal the denial by arbitration  pursuant to Section 7.5 of the Plan.  In no event shall any claim to which this  procedure  applies be subject to  resolution by any means (such as in a court of law) other than by this claim  procedure or arbitration under Section 7.5

             (i) This Section shall apply to a claim notwithstanding any failure by the Plan  Administrator  or its delegates to follow the procedures in this Section with respect to the claim. However, an arbitrator reviewing such a claim may permit a claimant  to present  additional  evidence  or theories if the  arbitrator  determines  that the claimant was precluded from  presenting  them  during  the claim and review  procedures  due to procedural errors of the Plan Administrator or its delegates.


        7.5 Effect of Plan  Administrator  Action. The Plan shall be interpreted
            -------------------------------------
by the Plan  Administrator and all Plan fiduciaries in accordance with the terms of the Plan and their intended meanings. However, the Plan Administrator and all




                               EXH 10(h) - Page 36

Plan  fiduciaries  shall have the discretion to make any findings of fact needed in the administration of the Plan, and shall have the discretion to interpret or construe  ambiguous,  unclear or implied (but omitted) terms in any fashion they deem to be appropriate in their sole judgment.  The validity of any such finding of fact,  interpretation,  construction  or decision  shall not be given de novo review if challenged in court,  by arbitration or in any other forum,  and shall be upheld  unless  clearly  arbitrary  or  capricious.  To the  extent  the Plan

Administrator  or any Plan  fiduciary has been granted  discretionary  authority under the Plan, the Plan  Administrator's  or Plan fiduciary's prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.  If,  due to  errors  in  drafting,  any  Plan  provision  does  not

accurately   reflect  its  intended  meaning,   as  demonstrated  by  consistent

interpretations  or other  evidence  of  intent,  or as  determined  by the Plan

Administrator  in its  sole  and  exclusive  judgment,  the  provision  shall be considered  ambiguous and shall be interpreted by the Plan Administrator and all

Plan fiduciaries in a fashion  consistent with its intent,  as determined by the

Plan Administrator in its sole discretion.  The Plan Administrator,  without the need for Board of Directors'  approval,  shall amend the Plan  retroactively  to cure any such  ambiguity.  This  Section  may not be  invoked  by any  person to require the Plan to be  interpreted in a manner which is  inconsistent  with its interpretation by the Plan Administrator or by any Plan fiduciaries. All actions taken and all determinations  made in good faith by the Plan Administrator or by

Plan  fiduciaries  shall be final and  binding  upon all  persons  claiming  any interest  in or under the  Plan.  This  Section  shall  cease to apply  upon the occurrence  or a  change  in  control  (see  Section  5.1(b)(ii))  and it  shall thereafter never be reinstated in any way.






                               EXH 10(h) - Page 37

                                  ARTICLE VIII
                                  ------------

                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------


        8.1 Amendments.
            ----------

             (a) Bergen  Brunswig  Corporation,  through its Board of Directors,

        reserves  the  right  at  any  time  to  amend  the  Plan  or to  merge,

        consolidate,  divide or otherwise  restructure the Plan prospectively or retroactively,  in  accordance  with this Article  VIII,  subject to the restrictions  set forth in Sections  4.1(a)(iv),  5.1(b) and 7.5,  which take  effect upon the  occurrence  of a change in control (as defined in

        Section 5.1(b)(ii)).


             (b) All  amendments or other changes shall be adopted in writing by resolution  of the Board of  Directors  or, in the case of an  amendment that does not substantially  alter the nature or expense of the Plan, by the Plan Administrator without Board approval.

             (c)  Any  material   modification  of  the  Plan  by  amendment  or

        termination shall be communicated to all interested  parties in the time and manner required by law.

             (d) No Plan amendment  shall be applied  retroactively  to decrease the Vested  percentage or Vested  Accrued  Benefit of a  Participant  or former  Participant  whose  Employment  terminated  before  the date the amendment became effective.

             (e) No Plan amendment  shall be applied  retroactively  to decrease the amount of Service  credited to any person for Employment  before the date the amendment became effective.





                               EXH 10(h) - Page 38

             (f) Except as provided in subsections (d) and (e), all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.

        8.2 Termination of Plan. The Plan is intended to be a permanent program,

but any Employer,  through its Board of  Directors,  shall have the right at any time to  declare  the Plan  terminated  completely  as to it or as to any of the

Employer's divisions, facilities,  operational units or job classifications.  If the Plan is terminated,  all unvested benefits shall be forfeited but all Vested benefits shall remain  payable.  The Employer may accelerate the payment of such benefits,  however, and pay the person entitled to the benefit the Equivalent of the remaining payments due.














                               EXH 10(h) - Page 39

                                   ARTICLE IX
                                   ----------

                               FUNDING OF BENEFITS
                               -------------------


        9.1 Plan is Unfunded.  This Plan is, for purposes of ERISA and the Code,
            ----------------
an unfunded  deferred  compensation  plan for a select group of  management  and highly compensated employees.  Participants and their Beneficiaries,  successors and assigns shall have no legal or equitable rights,  interests or claims in any property or assets of an Employer. Any and all of an Employer's assets shall be,

and remain,  the general,  unpledged  unrestricted  assets of the  Employer.  An

Employer's  obligation  under the Plan shall be merely that of an  unfunded  and unsecured promise to pay money in the future.


        9.2 Trust.  Bergen Brunswig  Corporation  shall establish the Trust, and
            -----
the Adopting  Employers shall at least annually  transfer over to the Trust such assets as the Adopting  Employers  determine,  in good faith,  are  necessary to provide for each Employer's future liabilities  created under this Plan. Whether or not an Employer funds the Trust, it shall at all times remain liable to carry out its obligations under the Plan.


        9.3  Interrelationship  of the Plan and the Trust. The provisions of the
             --------------------------------------------
Plan shall govern the rights of a Participant to receive distributions  pursuant to the  Plan.  The  provisions  of the  Trust  shall  govern  the  rights of the

Employers,  Participants  and  the  creditors  of the  Employers  to the  assets transferred  to the Trust.  Each  Employer  shall at all times remain  liable to carry out its obligations under the Plan. Each Employer's  obligations under the

Plan may be satisfied with Trust assets distributed pursuant to the terms of the

Trust, and any such distribution  shall reduce the Employer's  obligations under this Plan.








                               EXH 10(h) - Page 40

                                    ARTICLE X
                                    ---------

                            MISCELLANEOUS PROVISIONS
                            ------------------------


        10.1 Payments.
             --------
             (a) In the event any  amount  becomes  payable  under the Plan to a minor or a person who, in the sole  judgment of the Plan  Administrator,

        is  considered  to be unable to give a valid  receipt for the payment by reason of  physical  or mental  condition,  the Plan  Administrator  may

        direct  that   payment  be  made  to  any  person   found  by  the  Plan

        Administrator,  in its sole  judgment,  to have  assumed the care of the person in question.  Any payment made  pursuant to such a finding  shall constitute  payment  by  the  Plan  and  result  in a full  release  and discharge of the Plan  Administrator,  the Employer and their  officers,

        directors, employees, agents and representatives.

             (b) Payment of benefits to the person entitled  thereto may be made by a check sent first class mail, address correction  requested,  to the last known  address on file with the Plan  Administrator.  If within six months from the date of issuance of the check the payment  letter cannot be  delivered to the person  entitled  thereto or the check has not been negotiated,  all  benefits  under  the  Plan  may  be  forfeited  at the discretion of the Plan Administrator.

             (c) If the Plan  Administrator  retains  at the  Plan's  expense  a private  investigator or other person or service to assist in locating a missing person, all costs incurred for such services shall be charged to the benefit to which the missing  person was  entitled  (which  shall be reduced  by the  amount  of the  costs  incurred),  except  as the  Plan

        Administrator may otherwise direct.




                               EXH 10(h) - Page 41

        10.2  Consolidation  or  Merger  of  Companies.  In  the  event  of  the
              ----------------------------------------
consolidation  or merger of the Employer with or into any other business entity,

or the sale by the Employer of all of its assets, the successor may continue the

Plan by adopting the same by  resolution  of its board of directors or agreement of its partners or  proprietor.  This Plan shall not be construed as  preventing the Employer from  selling,  transferring  or otherwise  disposing of all or any part of the business or assets of the Employer,  and the purchaser of all or any part of the Employer  shall not be obligated to continue  this Plan.  If, within ninety  days  from the  effective  date of a  consolidation,  merger  or sale of assets,  the new corporation,  partnership or proprietorship  does not adopt the

Plan, the Plan shall be terminated in accordance with Section 8.2.


        10.3  Adoption of Plan to Cover Other  Companies,  Facilities or Groups.
              ------------------------------------------
Any company, with the approval of the Plan Administrator, may adopt the Plan (as a whole  company  or as to any one or more  divisions  or  facilities  or  other employment  classifications)  effective  as of the date it  specifies.  Adoption shall be accomplished  either by action of the adopting  company  (without board approval) or by resolution  of the adopting  company's own board of directors or agreement of its partners. The same procedure shall be followed when an Employer that has adopted the Plan wishes to change the positions or  facilities  covered by this Plan.

        10.4 Termination of Employment
             -------------------------
             (a) A person's  Employment  shall terminate upon the first to occur of his or her resignation  from or discharge by the Employer,  or his or her death or retirement.  A person's  Employment  shall not terminate on account of an authorized leave of absence, sick leave or vacation, or on





                               EXH 10(h) - Page 42
        account  of a  military  leave  described  in  subsection  (b), a direct transfer  between  Employers  or a  temporary  layoff  for lack of work.

        However,

                  (i) continuation  upon a temporary layoff for lack of work for a  period  in  excess  of the  number  of  months  allowable  under applicable personnel policies of the Employer shall be considered a discharge effective as of the end of the last day of such period,


                  (ii) failure to return to work upon expiration of any leave of absence,  sick leave or vacation or within the time period  allowed under  applicable  personnel  policies of the Employer after recall from a  temporary  layoff  for lack of work shall be  considered  a resignation  effective  as of  the  expiration  of  such  leave  of absence, sick leave, vacation or layoff, and

                  (iii) solely for purposes of this Plan,  Employment  shall not terminate until the expiration of all severance benefits payable by the Employer.

             (b) Any  Employee  who  leaves  the  Employer  directly  to perform service in the Armed Forces of the United States or in the United States

        Public  Health  Service  under  conditions  entitling  the  Employee  to reemployment rights, as provided in the laws of the United States, shall be on military leave. An Employee's  military leave shall expire if such

        Employee voluntarily resigns from the Employer during the leave or if he or she fails to make  application  for  reemployment  within  the period specified by such laws for the preservation of reemployment  rights.  In such event, the individual's  Employment shall be deemed to terminate by resignation on the date the military leave expired.




                               EXH 10(h) - Page 43

             (c) If a Participant  ceases to be employed by the Employer and all related companies,  as determined under Section 2.12(e),  because of the disposition  by the  Employer or a related  company of its interest in a

        subsidiary   (within  the  meaning  of  Code   Section   409(d)(3))   or

        substantially  all of the assets  (within  the  meaning of Code  Section

        409(d)(2))  used by the  Employer  or a  related  company  in a trade or business,  the Participant's  Employment shall be considered  terminated for all Plan purposes.  This subsection shall not apply to the extent it is  overridden by any contrary or  inconsistent  provision in applicable sales  documents or any related  documents,  whether  adopted  before or after the sale and any such  contrary or  inconsistent  provision  shall instead apply and is hereby incorporated in the Plan by this reference.

             (d) If an Employee is absent from work because of such individual's pregnancy,  the birth of a child,  placement  of an  adopted  child,  or caring for an adopted or natural  child  following  birth or  placement,

        determinations  of whether the  Employee has incurred a Break in Service because of the absence  shall be made in  accordance  with the following special rules:

                  (i) If the maternity/paternity absence is an Employer-approved
                      ----------------------------------------------------------
             leave of absence,  it shall be treated as any other  approved leave
             ----------------
             of  absence  (i.e.,  a Break in  Service  will not occur  until the individual's  Employment  terminates  because he or she quits or is discharged  or he or  she  is  considered  terminated  pursuant  to

             Section 10.4(a)).

                  (ii)   If   the   maternity/paternity   absence   is   not  an
                         -------------------------------------------------------
             Employer-approved leave of absence the individual's Employment will
             ----------------------------------




                               EXH 10(h) - Page 44
             be deemed  terminated as of the date  determined  under  applicable personnel  policies of the  Employer but the  individual  shall not incur a Break in Service  until the end of the second three hundred and  sixty-five  consecutive  day period of his or her absence from

             Employment.  If the  individual  returns to  Employment  during the first three hundred and sixty-five consecutive days of absence, the period of absence  shall be treated as Service.  If the  individual

             returns  to   Employment   during  the  second  three  hundred  and

             sixty-five  consecutive day period of absence,  the portion of that second period which precedes the individual's  return to Employment will not be a Break in Service but will not count as Service.

             (e) No  credit  shall be given  under  subsection  (d)  unless  the

        Employee files a written request which establishes valid reasons for the absence, as determined by the Plan Administrator.

             (f) Except to the extent  that a  maternity  or  paternity  absence constitutes  an  authorized  leave of absence  from the  Employer  under applicable  personnel policies,  an Employee who is absent from work for reasons of  maternity or  paternity  shall be deemed to have  terminated

        Employment for all purposes of this Plan other than the special rules in subsection (d).


        10.5 Determination of Hours of Service.  This Plan uses the elapsed time
             ---------------------------------
system for crediting Service.  Therefore,  a Participant's hours of Service need not be measured or defined by this Plan.


        10.6 Alienation.  Except as otherwise  provided in this Plan, the rights
             ----------
of a Participant,  Spouse or Beneficiary  under the Plan shall not be subject to




                               EXH 10(h) - Page 45
any claim of any  creditor  nor to  attachment  or  garnishment  or other  legal process by any creditor. A Participant, Spouse or Beneficiary shall not have the right to alienate,  anticipate,  commute,  pledge, encumber or assign any of the benefits or payments or  proceeds  which the  individual  may expect to receive,

contingently or otherwise,  under the Plan. The provisions of this Section shall not preclude any assignment or alienation  expressly  required under  applicable pension law or other provisions of the Plan.


        10.7 Division of Benefits by Domestic Relations Orders.
             -------------------------------------------------
             (a) This  Plan will  follow  the  terms of any  qualified  domestic relations order issued with respect to a Participant. However, except as provided in subsection  (e), the Plan will only follow orders which meet all of the requirements of subsection (b) or subsection (c).  Subsection

        (c) establishes an optional standardized procedure.

             (b) A "qualified domestic relations order" is any judgment,  decree or order,  including  the approval of a property  settlement  agreement,

        issued by a court of competent jurisdiction, provided that

                  (i) the  order  relates  to the  provision  of child  support,

             alimony or marital  property  rights and is made  pursuant to state domestic relations or community property laws;








                               EXH 10(h) - Page 46

                  (ii) the order  creates  or  recognizes  the  existence  of an

             alternate   payee's  right  to  receive  all  or  a  portion  of  a

             Participant's Accrued Benefit;

                  (iii)  the order  specifies  the name and last  known  mailing address of the  Participant and each alternate payee covered by the order;

                  (iv) the order precisely specifies the amount or percentage of the  Participant's  Accrued  Benefit  to be paid to each  alternate payee or the  manner in which the  amount  or  percentage  is to be determined;

                  (v) the order  specifies  the number of payments or the period to which the order applies;

                  (vi) the  order  specifically  names  this Plan as the plan to which the order applies;

                  (vii) the order does not require this Plan to provide any type of benefits or form of benefits not otherwise  provided  under this

             Plan;

                  (viii) the order does not  require  the payment of benefits to an  alternate  payee  which  are  required  to be paid  to  another alternate  payee under another order  previously  determined by the

             Plan Administrator to be a qualified domestic relations order; and


                  (ix) (if the order  requires  that  payments to the  alternate

             payee   commence   before  they   commence   with  respect  to  the

             Participant)  the  order  (1)  specifies  that  payments  will  not

             commence   before  the  earlier  of  (a)  the  date  on  which  the





                               EXH 10(h) - Page 47

             Participant  attains  age  fifty or the  first  date on  which  the

             Participant  could begin  receiving  benefits under the Plan if the

             Participant's Employment terminated, whichever is later, or (b) the date benefits first become payable to the  Participant and (2) does not  permit  the  alternate  payee  to elect a joint  and  survivor annuity  covering the alternate  payee and a spouse (other than the

             Participant). A qualified domestic relations order may provide that a former Spouse of the  Participant is to be treated as a surviving

             Spouse for purposes of the pre-retirement or post-retirement  joint and survivor annuity  provisions of this Plan.  Subsection (d) sets forth  the  procedures  under  which the Plan  Administrator  shall determine whether a domestic relations order properly qualifies.

             (c) The Plan Administrator at its discretion may furnish on request a standard form of qualified  domestic  relations order to a Participant or any other  person.  This order may provide for an immediate  lump sum payment of the Equivalent of the amount to which the Plan  Administrator shall treat it as a  qualified  domestic  relations  order and shall pay benefits to the alternate  payee in accordance  with its terms.  If this procedure is not followed,  the alternate  payee (1) must wait until the




                               EXH 10(h) - Page 48
        time described in subsection  (b)(ix)  before  benefits which are not in pay status can become payable to the alternate  payee and (2) cannot use any special forms of benefit payment  authorized in the standard form of

        order.  Any  special  benefit  form  provisions  in  standard   domestic

        relations orders adopted by the Plan  Administrator  shall be authorized as benefit options under this Plan, but only as Plan Administrator shall treat it as a qualified  domestic relations order and shall pay benefits to the alternate  payee in accordance  with its terms. If this procedure is not  followed,  the  alternate  payee  (1) must  wait  until the time described in subsection  (b)(ix)  before  benefits  which are not in pay status can become payable to the alternate  payee and (2) cannot use any special  forms of benefit  payment  authorized  in the standard  form of

        order.  Any  special  benefit  form  provisions  in  standard   domestic

        relations orders adopted by the Plan  Administrator  shall be authorized as benefit options under this Plan, but only as to alternate  payees for whom the standard order has been used.

             (d) The Plan Administrator  need not treat any judgment,  decree or order as a qualified domestic relations order unless it meets all of the requirements  set  forth in  subsection  (b) or (c) and is  sufficiently precise and unambiguous so as to preclude any  interpretative  disputes.

        If the order  meets these  requirements,  the Plan  Administrator  shall follow the terms of the order  whether or not this Plan has been  joined as a party to the litigation out of which the order arises. Upon receipt of a domestic relations order, the Plan  Administrator  shall notify the

        Participant and each alternate payee of (1) its receipt of the order and

        (2)  its  need  to  determine  the  qualified  status  of the  order  in accordance  with subsection (b) or (c). An alternate payee may designate a representative to receive copies of future notices with respect to the qualified status of the order. To the extent an order calls for benefits to be paid to an  alternate  payee  before the  qualified  nature of the order is determined, a separate account shall be established to hold the

        benefit  payments   affected  by  the  order.   This  account  shall  be

        administered   in  accordance  with  the  rules  set  forth  in  Section

        206(d)(3)(H) of ERISA.





                               EXH 10(h) - Page 49

             (e) The Plan  Administrator  in its discretion may treat a property settlement  agreement  or  stipulation  which  is  not  contained  in  a judgment,  decree or order as a qualified domestic relations order if it meets all of the other requirements of this Section.


        10.8 Legal Costs; Increased Benefit.
             ------------------------------
             (a)  The  Employer  shall  pay  to  a  Participant  all  reasonable attorneys' fees and necessary costs and disbursements  incurred by or on behalf  of such  Participant  in  connection  with or as a  result  of a dispute under this Agreement,  whether or not the Participant ultimately prevails.  Attorneys'  fees shall be paid by the Employer within 30 days of presentment by the Participant to the Employer of an invoice received by the Participant from the Participant's  attorneys.  Any late payments under this Section shall bear interest at a rate of twenty percent (20%)

        per month.

             (b) If the Employer  disputes any position  taken by a  Participant under this Agreement and the  Participant  prevails,  the  Participant's benefit under this Plan shall be doubled and the increased  amount shall become immediately due and payable to the Participant.

        10.9 Duty to Provide Data.

             (a) Every person with an interest in the Plan or claiming  benefits under the Plan  shall  furnish  the Plan  Administrator  on a timely and accurate  basis  with such  documents,  evidence  or  information  as it considers  necessary or desirable for the purpose of  administering  the

        Plan. The Plan Administrator may postpone payment of benefits until such





                               EXH 10(h) - Page 50
        information and such documents have been furnished.

             (b) Once every twelve months every person  claiming a benefit under this Plan shall file a signed,  written notice to the Plan Administrator of his or her  post  office  address  and  each  change  of post  office address.  Any  communication,  statement  or notice  addressed to such a person at his or her latest post  office  address as filed with the Plan

        Administrator  will,  on deposit in the United  States mail with postage prepaid,  be as binding upon such person for all purposes of the Plan as if it had been received,  whether actually  received or not. If a person

        fails  to  give  notice  of  his  or  her  correct  address,   the  Plan

        Administrator, the Employer and Plan fiduciaries shall not be obliged to search for, or to ascertain, his or her whereabouts.


        10.10 Limitation on Rights of Employees. Except as otherwise required by
              ---------------------------------
law or in other written agreements between the Employer and Participant, nothing contained in the Plan shall give any Participant the right to be retained in the service  of the  Employer  or to  interfere  with or  restrict  the right of the

Employer,  which is hereby  expressly  reserved,  to  discharge  or  retire  any

Participant at any time, with or without cause.  Except as otherwise required by law or in  other  written  agreements  between  the  Employer  and  Participant,

inclusion under the Plan will not give any Participant any right or claim to any benefit hereunder except to the extent such right has specifically  become fixed under the terms of the Plan.  If any  dispute  arises  under the Plan  between a

Participant and the Employer or any of its subsidiaries,  such subsidiary or any other  Participant shall not be necessary parties to the dispute and need not be named in any litigation.  Except as otherwise  provided  herein,  benefits under this Plan shall not be accelerated merely because there is a change in ownership





                               EXH 10(h) - Page 51
of the Employer. This Plan shall not obligate the Employer to maintain a minimum net worth in order to insure  payment of benefits.  The doctrine of  substantial performance  shall  have no  application  to  Employees  or  Participants.  Each

condition  and  provision,   including   numerical  items,  has  been  carefully

considered and constitutes the minimum limit on performance which will give rise to the applicable right.


        10.11 Restrictions. A Participant shall not at any time, either directly
              ------------
or indirectly,  accept employment with, render service, assistance or advice to,

or allow his or her name to be used by any  competitor  of the  Employer  unless approved by the Executive Committee of the Board of Directors.  Determination by

the  Executive  Committee of the Board of  Directors  that the  Participant  has engaged in any such activity shall be binding and conclusive on all parties, and in addition to all other rights and remedies  which the Employer shall have, the

Participant  shall not be entitled to any  payments  hereunder.  This  provision shall cease to apply upon a change in control, as defined in Section 5.1(b)(ii).


        10.12 Service of Process.  The Secretary of Bergen Brunswig  Corporation
              ------------------
is hereby designated as agent for the service of legal process on the Plan.


        10.13  Spouse's  Interest.  The interest in the benefits  hereunder of a
               ------------------
Spouse of a Participant who has predeceased the Participant shall  automatically pass to the  Participant  and shall not be  transferable  by such  Spouse in any manner, including but not limited to such Spouse's will, nor shall such interest pass under the laws of intestate succession.


        10.14 Distribution in the Event of Taxation.  If, for any reason, all or
              -------------------------------------
any portion of a  Participant's  benefit under this Plan becomes  taxable to the





                               EXH 10(h) - Page 52

Participant prior to receipt,  a Participant's  Employer shall distribute to the

Participant  immediately  available  funds in an  amount  equal  to the  taxable portion of his or her benefit.


        10.15  Governing Law.  Subject to ERISA,  the Plan shall be interpreted,
               -------------
administered  and enforced in accordance  with the internal laws of the State of

California without regard to its conflicts of laws principles.


        10.16  Plurals.  Where the  context so  indicates,  the  singular  shall
               -------
include the plural and vice versa.


        10.17 Titles.  Titles are provided herein for  convenience  only and are
              ------
not to serve as a basis for interpretation or construction of the Plan.


        10.18 References.  Unless the context clearly indicates to the contrary,
              ----------
a reference  to a Plan  provision,  statute,  regulation  or  document  shall be construed  as  referring  to  any  subsequently  enacted,  adopted  or  executed counterpart.


        10.19  Entire  Agreement.  This  Plan  contains  the full  and  complete
               -----------------
understanding  of the  parties  with  respect to the subject  matter  hereof and supersedes  all  prior  representations  and  understandings,  whether  oral  or written.


        10.20  Severability.  In the  event  that any  provision  hereof  or any
               ------------
obligation or grant of rights herein is found invalid or unenforceable  pursuant to judicial  decree or  decision,  any such  provision,  obligation  or grant of rights  shall be deemed  and  construed  to extend  only to the  maximum  extent permitted  by law,  and the  remainder  of this  Plan  shall  remain  valid  and enforceable according to its terms.


        10.21   Withholding.   Anything   in   this   Plan   to   the   contrary
                -----------
notwithstanding,  all payments required to be made hereunder to a Participant or

Beneficiaries  shall be subject to the  withholding of such amounts  relating to






                               EXH 10(h) - Page 53
taxes as the Plan  Administrator  may  reasonably  determine  should be withheld pursuant to any applicable law or regulation.




































                               EXH 10(h) - Page 54

                  IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement to be executed by its duly authorized officer as of the ________ day of ____________, 199_.

                      By Order of the Board of Directors of

                      BERGEN BRUNSWIG CORPORATION, a New Jersey corporation


                      By:________________________________
                         Executive Vice President,
                         Chief Legal Officer and Secretary





























                               EXH 10(h) - Page 55